Filed pursuant to Rule 424(b)(5)
Registration No. 333-281918

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 17, 2024)

Up to $100,000,000
Common Stock

We entered into a sales agreement dated September 25, 2025 (the “Sales Agreement”) with D.A. Davidson & Co. and Roth Capital Partners, LLC, as the sales agents (the “Sales Agents”), relating to the issuance and sale of shares of our common stock, par value $0.0001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement, we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through or to the Sales Agents.
Our common stock is quoted on Nasdaq Capital Market (“Nasdaq”) under the symbol “HFFG.” On September 24, 2025, the last reported sales price of our common stock on Nasdaq was $3.39 per share.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions, including block trades or block sales, or by any method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made through Nasdaq or any other existing trading market for our common stock, or by any other method permitted by law. Sales pursuant to the Sales Agreement may be made through an affiliate of either of the Sales Agents. Neither of the Sales Agents are required to sell any specific number or dollar amount of shares of common stock, but each will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to the Sales Agents for sales of common stock sold pursuant to the Sales Agreement will be an amount up to 3.0% percent of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, each Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to each Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-11 regarding the compensation to be paid to the Sales Agents.
We are a “smaller reporting company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements.
Investing in our common stock involves a high degree of risk. See “Risk Factors” on page S-5 of this prospectus supplement, page 6 of the accompanying prospectus and the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
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D.A. Davidson & Co.

Roth Capital Partners

The date of this prospectus supplement is September 25, 2025

S-II
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S-III
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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus dated September 17, 2024 are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in the accompanying prospectus in one or more offerings. Under this prospectus supplement, we may from time to time sell shares of our common stock having an aggregate offering price of up to $100,000,000 at prices and on terms to be determined by market conditions at the time of the offering.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in the accompanying prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and each of the Sales Agents has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Sales Agents take any responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial conditions, liquidity, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein or therein, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and the accompanying prospectus.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We and the Sales Agents are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless the context otherwise requires, all references in this prospectus supplement to “HF Foods" the “Company,” “we,” “us,” and “our” refer to HF Foods Group Inc. and our consolidated subsidiaries. Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus and any applicable prospectus supplement.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our common stock, you should carefully read and consider the more detailed information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the risk factors included or incorporated by reference herein and therein. You also should carefully read the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements, other information and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.
Company Overview
HF Foods Group Inc., operating through our subsidiaries, is a leading foodservice distributor to Asian restaurants, as well as other foodservice customers throughout the United States. HF Foods was formed through a merger between two complementary market leaders, HF Foods and B&R Global Holdings, Inc., on November 4, 2019. In 2022, HF Foods acquired the assets and business operations of the Great Wall Group, which expanded its distribution network in the Midwest, Southwest and Southern regions of the United States.
With 18 distribution centers and cross-docks and a fleet of over 400 vehicles, our distribution network spans 46 states covering approximately 95% of the contiguous United States. Capitalizing on our deep understanding of the Asian culture, strong relationships with growers and suppliers of food products primarily in North America, South America and Asia, with over 1,000 employees and subcontractors, and supported by two outsourced call centers in China, we have become a trusted partner serving approximately 15,000 customer locations throughout the United States.
We are committed to providing excellent customer service by delivering a distinctive product portfolio built from an indelible partnership with both foreign and domestic suppliers. These relationships ensure that we deliver an outstanding array of products at competitive prices. Our relationships with suppliers and knowledge of the market are the cornerstones of our negotiating power with suppliers and enable us to better manage potential supply chain disruptions and stockouts, gain price concessions and increase delivery schedules.
Our business features eighteen strategically positioned distribution centers and cross-docks with over one million square feet of warehouse space and a fleet of over 400 vehicles to provide a wide variety of products with a strong focus on Asian specialty food ingredients essential for Asian cuisine. Supported by an extensive supplier network, we aim to provide a one-stop service with on-time delivery and high fulfillment rates, at competitive pricing.
We offer over 2,000 different products to our customers, which include virtually all items needed to operate their restaurant business. Product offerings range from meat and poultry, perishable fresh produce, frozen seafood, general commodities and takeout food packaging materials to meet our customers’ demands. The majority of our procurement currently consists of goods purchased domestically, such as meat, poultry, produce and certain key commodities. We also purchase a significant amount of goods through the import channel, such as frozen seafood, Asian Specialty, packaging and other commodities.
Corporate Information
Our principal executive offices are located at 6325 South Rainbow Boulevard, Suite 420, Las Vegas, NV. Our website is located at www.hffoodsgroup.com, and our telephone number is (888) 905-0988. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement. Our website address is included in this document as an inactive textual reference only.

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Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

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THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $100,000,000.

Common stock to be outstanding immediately after this offering
Up to 82,542,357 shares, assuming sales of 29,498,525 shares of our common stock in this offering at an assumed offering price of $3.39 per share, which was the last reported sale price of our shares of common stock on Nasdaq on September 24, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of Offering	“At the market offering” that may be made from time to time through or to the Sales Agents. See “Plan of Distribution” on page S-11 of this prospectus supplement.

Use of Proceeds
We currently intend to use the net proceeds of this offering primarily for general corporate purposes, which may include, among other things, providing working capital, funding capital expenditures, and paying for possible acquisitions or the expansion of our business. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk Factors
Investing in our common stock involves significant risks. See the disclosure under the heading “Risk Factors” on page S-5 in this prospectus supplement and under similar headings in other documents incorporated by reference into this prospectus supplement.

Nasdaq Ticker Symbol	Our common stock is currently listed on Nasdaq under the symbol “HFFG”
The number of shares of our common stock to be outstanding is based on 53,043,832 shares of common stock outstanding as of September 24, 2025, and excludes:
•642,001 shares of our common stock issuable upon vesting of outstanding time-based restricted stock units;
•1,077,464 shares of our common stock issuable upon vesting of outstanding performance-based restricted stock units; and
•3,765,214 shares of our common stock reserved for future issuance under the HF Foods Group Inc. 2018 Omnibus Equity Incentive Plan.
Except as otherwise indicated, all information in this prospectus supplement and the accompanying prospectus assumes no exercise of the outstanding options or warrants referenced above, no vesting and settlement of the outstanding restricted stock units referenced above, and no sales pursuant to the Sales Agreement other than this offering.

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RISK FACTORS
Investment in the shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the risk factors described below, as well as the risk factors described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes, as may be updated by our subsequent filings under the Exchange Act, and in any free writing prospectus that we have authorized for use in connection with this offering before acquiring shares of our common stock. The occurrence of any of these risks could have a material and adverse impact on our business, results of operations, financial condition and growth prospects, which may cause the trading price of our common stock to decline and you could lose all or part of your investment.
Risks Relating to this Offering
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.
If you purchase shares of our common stock sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares.
The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 29,498,525 shares of our common stock are sold at an assumed offering price of $3.39 per share, the last reported sale price of our common stock on Nasdaq on September 24, 2025, for aggregate gross proceeds of approximately $100,000,000, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $1.69 per share, based on shares outstanding and our net tangible book value as of June 30, 2025. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent that any time-based restricted stock units or performance-based restricted stock units vest and are settled, any new equity awards are issued under the HF Foods Group Inc. 2018 Omnibus Equity Incentive Plan, or we otherwise issue additional shares of common stock in the future (including shares issued in connection with strategic and other transactions), there will be further dilution to new investors.
You may experience dilution if we issue additional equity securities in future fundraising transactions.
To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
Future resales of our common stock could cause the market price of our common stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock or cause it to be highly volatile and impair our ability to raise capital through the sale of additional equity securities. A substantial number of shares of common stock are being offered by this prospectus supplement, and we cannot predict if and when shares sold in this offering, if any, will be resold in the public markets. We cannot predict the number of these shares that might be resold nor the effect that future sales of our shares of common stock would have on the market price of shares of our common stock.

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The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to a Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by a Sales Agent after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with such Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the aggregate proceeds to be raised in connection with sales under the Sales Agreement.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus supplement may constitute “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. Our forward-looking statements include, but are not limited to, statements regarding HF Food's and HF Food's management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “believe,” “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “trend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” “forecast,” “projection,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. We caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, which are subject to a number of risks. Factors that might cause or contribute to a material difference include those discussed above and the risks discussed in the Company’s other filings with the SEC. You should not place undue reliance on these forward-looking statements in making an investment decision with respect to the securities offered under this prospectus supplement. These forward-looking statements are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability regarding future performance, events or circumstances. Many of the factors affecting actual performance, events and circumstances are beyond the control of HF Foods. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. All forward-looking statements set forth in this prospectus supplement are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequence to or effects on the Company or its business or operations. The following discussion should be read in conjunction with the Company’s audited Consolidated Financial Statements and related notes thereto included elsewhere in this prospectus supplement. These forward-looking statements are based on information available as of the date of this prospectus supplement, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties and are not predictions of actual performance. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $100,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.
We currently intend to use any net proceeds from the sale of common stock under this prospectus supplement primarily for general corporate purposes, which may include, among other things, providing working capital, funding capital expenditures, and paying for possible acquisitions or the expansion of our business.
The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in high-quality, short-term, interest-bearing obligations, investment-grade instruments or certificates of deposit.

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DILUTION
If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of June 30, 2025 was $42.9 million, or $0.81 per share of common stock based upon 53,014,705 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of June 30, 2025.
After giving effect to the sale of our common stock in the aggregate amount of $100,000,000 at an assumed offering price of $3.39 per share, the last reported sale price of our common stock on Nasdaq on September 24, 2025, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been $140.7 million, or $1.70 per share of common stock. This represents an immediate increase in net tangible book value of $0.89 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.69 per share to new investors in this offering.
The following table illustrates this calculation on a per share basis. The as-adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The as-adjusted information assumes that all of our common stock in the aggregate amount of $100,000,000 is sold at the assumed offering price of $3.39 per share, the last reported sale price of our common stock on Nasdaq on September 24, 2025. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$3.39
Historical net tangible book value per share as of June 30, 2025	$0.81
Increase in net tangible book value per share attributable to the offering	$0.89
As adjusted net tangible book value per share, after this offering		$1.70
Dilution per share to investors purchasing shares in this offering		$1.69

An increase of $0.25 per share in the price at which the shares are sold from the assumed offering price of $3.39 per share shown in the table above, assuming that all of our common stock in the aggregate amount of $100,000,000 during the term of the Sales Agreement with the Sales Agents is sold at that price, would increase our as adjusted net tangible book value per share to $1.75 and would increase the dilution in net tangible book value per share to new investors in this offering to $1.89, after deducting commissions and estimated offering expenses payable by us. A decrease of $0.25 per share in the price at which the shares are sold from the assumed offering price of $3.39 per share shown in the table above, assuming all of our common stock in the aggregate amount of $100,000,000 during the term of the Sales Agreement with the Sales Agents is sold at that price, would decrease our as adjusted net tangible book value per share to $1.66 and would decrease the dilution in net tangible book value per share to new investors in this offering to $1.48, after deducting commissions and estimated offering expenses payable by us.
The number of shares of common stock to be outstanding is based on 53,014,705 shares of common stock outstanding as of June 30, 2025, and excludes:
•671,128 shares of our common stock issuable upon vesting of outstanding time-based restricted stock units;
•1,077,464 shares of our common stock issuable upon vesting of outstanding performance-based restricted stock units; and
•3,765,214 shares of our common stock reserved for future issuance under the HF Foods Group Inc. 2018 Omnibus Equity Incentive Plan.
Except as otherwise indicated, all information in this prospectus supplement and the accompanying prospectus assumes no exercise of the outstanding options or warrants referred to above, no vesting and settlement of the outstanding restricted stock units referred to above, and no sales pursuant to the Sales Agreement other than this offering.

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In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, you will experience further dilution.

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PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with the Sales Agents relating to the sale of shares of our common stock offered by this prospectus supplement. Under this prospectus supplement, in accordance with the terms of the Sales Agreement, we may sell shares of our common stock for an aggregate offering price of up to $100,000,000 from time to time through or to the Sales Agents, subject to certain limitations, including the number or dollar amount of shares registered under the registration statement to which the offering relates. The sales, if any, of shares made under the Sales Agreement may be made in negotiated transactions, including block trades or block sales, or by any method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including without limitation sales made through Nasdaq or an any other existing trading market for our common stock, or by any other method permitted by law. Sales pursuant to the sales agreement may be made through an affiliate of either of the Sales Agent. We may instruct the Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the designated Sales Agent may suspend the offering of common stock upon notice and subject to other conditions.
Each time we wish to issue and sell common stock under the Sales Agreement, we will notify the designated Sales Agent of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the designated Sales Agent, unless it declines to accept the terms of the notice, each Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of each Sales Agent under the Sales Agreement to sell our common stock is subject to a number of conditions that we must meet.

We will pay the Sales Agents an aggregate commission up to 3.0% percent of the gross proceeds from the sale of common stock offered hereby. The compensation shall be allocated among the Sales Agents in such amounts as may be agreed to by the Company and the Sales Agents, regardless of which Sales Agent effects the sale. In addition, we have agreed to reimburse certain expenses of the Sales Agent in an amount not to exceed $65,000 in connection with the establishment of this “at the market offering.” In accordance with Financial Industry Regulatory Authority, Inc. Rule 5110, these fees and reimbursed expenses are deemed sales compensation in connection with this offering. We estimate that the total expenses for the offering, excluding compensation payable to any designated Sales Agent under the terms of the Sales Agreement, will be approximately $200,000.
Settlement for sales of common stock will generally occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the designated Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. We will report at least quarterly the number of shares of common stock sold through the Sales Agent under the Sales Agreement and the net proceeds to us in connection with the sales of common stock.
In connection with the sale of shares of our common stock on our behalf, each Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of such Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to reimburse the Sales Agents for certain other specified expenses.
The offering of our common stock pursuant to this prospectus supplement will terminate upon the earlier of (i) the sale of all of our common stock provided for in this prospectus supplement or (ii) termination of the Sales Agreement as provided therein.
Our common stock is listed on Nasdaq under the symbol “HFFG.” The transfer agent for our common stock is Equiniti Trust Company, LLC.
Each Sales Agent and its respective affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of their business, the Sales Agents may actively trade our securities for their own account or for the accounts of customers, and, accordingly, the Sales Agents may at any time hold long or short positions in such securities. To the extent required by Regulation M, the Sales Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

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LEGAL MATTERS
Akerman, LLP, Miami, Florida, will pass upon the validity of the shares of common stock offered hereby. Procopio, Cory, Hargreaves & Savitch LLP, San Diego, California, is counsel to the Sales Agent in connection with this offering.
EXPERTS

The consolidated financial statements of the Company as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting as of December 31, 2024.

WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
Our website address is https://hffoodsgroup.com/. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.
This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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INFORMATION INCORPORATED BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement and the accompanying prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement and the accompanying prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus supplement and the accompanying prospectus are a part the information or documents listed below that we have filed with the SEC, excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K, unless indicated otherwise:
•The Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 17, 2025 and the portions of our proxy statement on Schedule 14A for our 2025 Annual Meeting of Shareholders filed with the SEC on April 25, 2025 that are incorporated by reference therein;
•The Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 12, 2025 and August 11, 2025, respectively;
•Our Current Reports on Form 8-K as filed with the SEC on, February 18, 2025, June 5, 2025, June 6, 2025, and July 7, 2025; and
•The description of our common stock set forth in the Registration Statement on Form 8-A12B filed on August 8, 2017, including any amendments or reports filed for the purposes of updating such description, including Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2024.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
HF Foods Group Inc.
6325 South Rainbow Boulevard, Suite 420
Las Vegas, NV 89118
Attention: General Counsel & Chief Compliance Officer
Telephone: (888) 905-0988

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PROSPECTUS

HF FOODS GROUP INC.
$100,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights

This prospectus relates to the offer and sale from time to time by HF Foods Group Inc. of up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units and in one or more transactions. We may also offer common stock or preferred stock upon conversion of preferred stock, common stock or preferred stock upon conversion of debt securities, or common stock or preferred stock upon the exercise of warrants.
This prospectus provides you with a general description of such securities and the general manner in which we may offer or sell the securities. More specific terms of any securities that we may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with the offerings. The prospectus supplement and any related free writing prospectus, and any documents incorporated by reference therein, may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.
The securities may be offered on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. We provide more information in the section entitled “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. Our registration of the securities covered by this prospectus does not mean that we will issue, offer or sell, as applicable, any of the securities.
Our common stock is listed on the NASDAQ Capital Market (the “NASDAQ”) under the symbol “HFFG.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ or any securities market or other exchange of the securities covered by the applicable prospectus supplement.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 17, 2024

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ABOUT THIS PROSPECTUS
This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $100,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”
A prospectus supplement or post-effective amendment may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement, post-effective amendment or any related free writing prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference.”
You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information and all of such summaries are qualified in their entirety by the actual documents they purport to summarize. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”
We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”
In this prospectus, unless otherwise indicated, “the Company,” “HF Foods Group,” “we,” “us” or “our” refer to HF Foods Group Inc., a Delaware corporation, and its consolidated subsidiaries.

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TRADEMARKS, SERVICE MARKS AND TRADE NAMES
This prospectus and the information incorporated by reference herein contains some of our trademarks, service marks and trade names, including, among others, the HF black and white/color logos, Rong, Rong GREEN LEAF, Great Wall logos, <333>, SEA333, SEA888, “Han Feng,” “Rong Cheng” and “Great Wall.” Each one of these trademarks, service marks or trade names is either (1) our registered trademark, (2) a trademark for which we have a pending application, or (3) a trade name or service mark for which we claim common law rights. All other trademarks, service marks or trade names of any other company appearing in this prospectus or the information incorporated by reference herein belong to their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are presented without the TM, SM and symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permissible under applicable law, our respective rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

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INDUSTRY AND MARKET DATA
The market data and certain other statistical information used throughout this prospectus and the information incorporated by reference herein are based on independent industry publications, government publications and other published independent sources. Although we believe these third-party sources are reliable as of their respective dates, we have not independently verified the accuracy or completeness of this information. Some data is also based on our good faith estimates. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications.

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PROSPECTUS SUMMARY
This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.
The Offering
This prospectus is part of a Registration Statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:
•common stock;
•preferred stock;
•debt securities, in one or more series;
•warrants exercisable for common stock or other securities; and/or
•rights to purchase common stock or other securities
in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
Our Company
HF Foods Group Inc., operating through our subsidiaries, is a leading foodservice distributor to Asian restaurants, primarily Chinese restaurants located throughout the United States. HF Foods was formed through a merger between two complementary market leaders, HF Foods and B&R Global Holdings, Inc., on November 4, 2019. In 2022, HF Foods acquired two frozen seafood suppliers, expanding its distribution network in Illinois, Texas and along the eastern seaboard, from Massachusetts to Florida, as well as Pennsylvania, West Virginia, Ohio, Kentucky, and Tennessee.
With 19 distribution centers and cross-docks and a fleet of over 400 refrigerated vehicles, our distribution network now spans 46 states covering approximately 95% of the contiguous United States. Capitalizing on our deep understanding of the Chinese culture, with over 1,000 employees and subcontractors, and supported by two outsourced call centers in China, we have become a trusted partner serving approximately 15,000 Asian restaurants providing sales and service support to customers who mainly converse in Mandarin or Chinese dialects.
We are committed to providing excellent customer service by delivering a distinctive product portfolio built from an indelible partnership with both foreign and domestic suppliers. These relationships ensure that we deliver an outstanding array of products at competitive prices. Our relationships with suppliers and knowledge of the market are the cornerstones of our negotiating power with suppliers and enable us to better manage potential supply chain disruptions and stockouts, gain price concessions and increase delivery schedules.
Our business features nineteen strategically positioned distribution centers and cross-docks with over one million square feet of warehouse space and a fleet of over 400 vehicles to provide a wide variety of products with a strong focus on Asian specialty food ingredients essential for Asian cooking. Supported by an extensive supplier network, we aim to provide a onestop service with on-time delivery and high fulfillment rates, at competitive pricing.

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We offer over 2,000 different products to our customers, which include virtually all items needed to operate their restaurant business. Product offerings range from meat and poultry, perishable fresh produce, frozen seafood, general commodities and takeout food packaging materials to meet our customers’ demands. The majority of our procurement currently consists of goods purchased domestically, such as meat, poultry, produce and certain key commodities. We also purchase a significant amount of goods through the import channel, such as frozen seafood, Asian Specialty, packaging and other commodities.
Our principal executive offices are located at 6325 South Rainbow Boulevard, Suite 420, Las Vegas, NV. Our website is located at www.hffoodsgroup.com, and our telephone number is (888) 905-0988. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement. Our website address is included in this document as an inactive textual reference only.

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RISK FACTORS
Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in HF Foods Group and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and the risks described under Item 1A of Part I in our most recent Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated herein by reference, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, include without limitation:
•Low margins in the foodservice distribution industry and periods of significant or prolonged inflation or deflation;
•Qualified labor shortages;
•Unfavorable macroeconomic conditions in the United States;
•Competition in the foodservice distribution industry particularly the entry of new competitors into the Chinese/Asian restaurant supply market niche;
•Increases in fuel costs;
•Disruption of relationships with vendors and increases in product prices;
•Dependency on the timely delivery of products from vendors, particularly the prolonged diminution of global supply chains;
•The effects of the COVID-19 pandemic or other pandemics;
•The steps taken by the governments where our suppliers are located, including the People’s Republic of China, to address the COVID-19 pandemic or other pandemics;
•Disruption of relationships with or loss of customers;
•Changes in consumer eating and dining out habits;
•Related party transactions and possible conflicts of interests;
•Related parties and variable interest entities consolidation;
•Failure to protect our intellectual property rights;
•Our ability to renew or replace our current warehouse leases on favorable terms, or terminations prior to expiration of stated terms;
•Failure to retain our senior management and other key personnel, particularly our CEO, President and COO, CFO and General Counsel and CCO;
•Our ability to attract, train and retain employees;
•Changes in and enforcement of immigration laws;
•Failure to comply with various federal, state and local rules and regulations regarding food safety, sanitation, transportation, minimum wage, overtime and other health and safety laws;

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•Product recalls, voluntary recalls or withdrawals if any of the products we distribute are alleged to have caused illness, been mislabeled, misbranded or adulterated or to otherwise have violated applicable government regulations;
•Costs to comply with environmental laws and regulations;
•Litigation, regulatory investigations and potential enforcement actions;
•Increases in commodity prices;
•U.S. government tariffs on products imported into the United States, particularly from China;
•Severe weather, natural disasters and adverse climate change;
•Unfavorable geopolitical conditions;
•Any cyber security incident, other technology disruption or delay in implementing our information technology systems;
•Current indebtedness affecting our liquidity and ability of future financing;
•Failure to acquire other distributors or wholesalers and enlarge our customer base;
•Scarcity of and competition for acquisition opportunities;
•Our ability to obtain acquisition financing;
•The impact of non-cash charges relating to the amortization of intangible assets related to material acquisitions;
•Our ability to identify acquisition candidates;
•Increases in debt in order to successfully implement our acquisition strategy;
•Difficulties in integrating operations, personnel, and assets of acquired businesses that may disrupt our business, dilute stockholder value, and adversely affect our operating results;
•The impact on the price and demand for our common stock resulting from the relative illiquidity of the market for our common stock;
•Significant stockholders’ ability to significantly influence the Company;
•The impact of state anti-takeover laws and related provisions in our governance documents; and
•Other factors set forth in “Risk Factors”.
All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other filings with the SEC and public communications. We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this prospectus are made only as of the date hereof. Except as otherwise required by law, we undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.

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DIVIDEND POLICY
We have never declared or paid dividends on our common stock. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on applicable law and then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business.

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USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes. We have not determined the amounts we plan to spend or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from any sale of the securities pursuant to this prospectus. Further details relating to the use of net proceeds we receive from the offering of securities under this prospectus will be set forth in any applicable prospectus supplement.

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DESCRIPTIONS OF THE SECURITIES WE MAY OFFER
The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.
We may sell from time to time, in one or more offerings:
•shares of our common stock;
•shares of our preferred stock;
•debt securities, in one or more series;
•warrants exercisable for common stock or other securities; and/or
•rights to purchase common stock or other securities.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
Capital Stock
General
The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock and preferred stock, please refer to our Second Amended and Restated Certificate of Incorporation, as may be amended from time to time (our “Charter”), any certificates of designation for our preferred stock, that may be authorized from time to time, and our Amended and Restated Bylaws, as amended from time to time (our “Bylaws”). The Delaware General Corporation Law (the “DGCL”) may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.
As of August 5, 2024, our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, of which 52,730,183 shares were issued and outstanding, and 1,000,000 shares of preferred stock, par value $0.001 per share, none of which were issued and outstanding. The authorized and unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock.
Common Stock
Holders of our common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. The members of our board of directors will generally serve for a term of one year. Holders of our common stock are entitled to one vote per share on all matters voted on by the stockholders, including in connection with the election of directors, as provided by law. Holders of our common stock do not have cumulative voting rights. Except as otherwise required by the DGCL or our Charter and Bylaws, action requiring stockholder approval

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may be taken by a vote of the holders of a majority of the voting power of the shares of stock of the Company present in person or by proxy and entitled to vote on the relevant matter at a meeting at which a quorum is present.
After satisfaction of any dividend rights of holders of preferred stock and subject to applicable law, if any, holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors in its discretion.
Holders of our common stock have no preemptive, subscription, redemption, conversion or exchange rights and no sinking fund provisions.
All outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. Additional shares of common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except for any stockholder approval required by the NASDAQ.
The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Our common stock is listed on the NASDAQ under the symbol “HFFG.” The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC, New York, New York.
Preferred Stock
Our board of directors may determine or alter for each class of preferred stock the voting powers, designations, preferences, and special rights, qualifications, limitations, or restrictions as permitted by law. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. Having the ability to issue preferred stock provides flexibility in connection with possible acquisitions and other corporate purposes, but could also, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock.
Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we issue in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock to be offered under this prospectus. This description of the preferred stock in the certificate of designation and any applicable prospectus supplement will include: • the title and stated value;
•the number of shares being offered;
•the liquidation preference per share;
•the purchase price per share;
•the currency for which the shares may be purchased;
•the dividend rate per share, dividend period and payment dates and method of calculation for dividends;
•whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
•the procedures for any auction and remarketing, if any;
•the provisions for a sinking fund, if any;

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•the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•any listing of the preferred stock on any securities exchange or market;
•whether the preferred stock will be convertible into our common stock or other securities of ours, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;
•voting rights, if any, of the preferred stock;
•preemption rights, if any;
•restrictions on transfer, sale or other assignment, if any;
•a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;
•the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
•any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.
When we issue shares of preferred stock, the shares will be fully paid and non-assessable.
Certain Anti-Takeover Effects of Delaware Law and Provisions of Our Charter and Bylaws
Some provisions of Delaware law, our Charter and our Bylaws could delay or discourage some transactions involving an actual or potential change in control of us or our management and may limit the ability of our stockholders to remove current management or approve transactions that our stockholders may deem to be in their best interests. These provisions:
•allow our board of directors to issue any authorized but unissued shares of common stock without approval of stockholders;
•authorize our board of directors to establish one or more series of preferred stock, the terms of which can be determined by our board of directors at the time of issuance;
•provide an advanced written notice procedure with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors, subject to the rights of stockholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law);
•state that special meetings of our stockholders may be called only by the Chairman of our board of directors, our President, or at the request of a majority of our board of directors;
•allow our directors, and not our stockholders, to fill vacancies on our board of directors, including vacancies resulting from removal or enlargement of our board of directors, unless such vacancies are created by the removal of a director by the stockholders; and
•grant our board of directors the authority to alter any provision of the Bylaws without a stockholder assent or vote; provided, however, that such authority of our board of directors is subject to the power of the stockholders to alter, amend, change, add to, repeal, rescind or make new Bylaws by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares entitled to vote thereon.

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We are subject to Section 203 of the DGCL, which is an anti-takeover law. In general, Section 203 prevents a publicly-held Delaware corporation from engaging in a "business combination" with any "interested stockholder" for a period of three years following the date that the person became an interested stockholder unless (1) its board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (2) at least two-thirds of the outstanding shares not owned by that interested stockholder approve the business combination, or (3) upon becoming an interested stockholder, that stockholder owned at least 85% of the outstanding shares, excluding those held by officers, directors and some employee stock plans. In general, a "business combination" includes, among other things, a merger or consolidation involving us and the "interested stockholder" and the sale of more than 10% of our assets. In general, an "interested stockholder" is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.
A Delaware corporation may "opt out" of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions.
Because of these provisions, persons considering unsolicited tender offers or other unilateral takeover proposals may be more likely to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. As a result, these provisions may make it more difficult for our stockholders to benefit from transactions that are opposed by an incumbent board of directors.
Preferred Stock Purchase Rights
On April 11, 2023, our board of directors authorized and declared a dividend distribution of one right (each, a “Right”) for each outstanding share of common stock to stockholders of record as of the close of business on April 24, 2023 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Participating Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), of the Company at an exercise price of $19.50 (the “Exercise Price”), subject to adjustment. On April 11, 2024, the expiration date of each Right was extended to April 11, 2025. The complete terms of the Rights are set forth in a Preferred Stock Rights Agreement (as amended, the “Rights Agreement”), dated as of April 11, 2023, between the Company and American Stock Transfer & Trust Company, LLC (now known as Equiniti Trust Company, LLC), as rights agent.
Our board of directors adopted the Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. The Rights Agreement functions by imposing a significant penalty upon any person or group that acquires fifteen percent (15%) or more of the shares of our common stock without the approval of the board of directors. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the board of directors.
Debt Securities
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be named in the applicable indenture. We have summarized select portions of the indenture below. The summary is not complete. The form of

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the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “HF Foods,” “we,” “our” or “us” refer to HF Foods Group Inc., excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which the principal of the securities of the series is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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•the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•the provisions, if any, relating to conversion or exchange of any debt securities of such series, including, if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

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Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
•we are the surviving corporation or the successor person (if other than HF Foods) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive

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written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of HF Foods; or
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

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Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•to surrender any of our rights or powers under the indenture;
•to add covenants or events of default for the benefit of the holders of debt securities of any series;
•to comply with the applicable procedures of the applicable depositary;
•to make any change that does not adversely affect the rights of any holder of debt securities;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of, premium or interest on any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

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The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities.
However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.
Warrants
The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more

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detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.
General
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
•the offering price and aggregate number of warrants offered;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
• in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;
•the manner of exercise of the warrants, including any cashless exercise rights;
•the warrant agreement under which the warrants will be issued;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•anti-dilution provisions of the warrants, if any;
•the terms of any rights to redeem or call the warrants;
•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;
•the manner in which the warrant agreement and warrants may be modified;
•the identities of the warrant agent and any calculation or other agent for the warrants;
•federal income tax consequences of holding or exercising the warrants;

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•the terms of the securities issuable upon exercise of the warrants;
•any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and
•any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.
Enforceability of Rights By Holders of Warrants
Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.
Warrant Agreement Will Not Be Qualified Under Trust Indenture Act
No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

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Governing Law
Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.
Calculation Agent
Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.
Rights
The complete terms of the rights will be contained in the rights agreements we enter into with rights agents. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the rights agreements and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
This section describes the general terms of the rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement (or applicable free writing prospectus). The following description and any description of the rights in a prospectus supplement (or applicable free writing prospectus) may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.
Rights may be issued independently or together with any other security and may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue rights, each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. Further terms of the rights will be stated in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights. The rights agreements and rights certificates will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. See “Where You Can Find Additional Information” for information on how to obtain copies of the rights agreements and rights certificates.
The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including the record date for stockholders entitled to the rights distribution, the number of rights issued and the number of shares of common stock that may be purchased upon exercise of the rights, the exercise price of the rights, the date on which the rights will become effective and the date on which the rights will expire, and any applicable U.S. federal income tax considerations.
In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:
•the record date for stockholders entitled to receive the rights;
•the number of shares of common stock or other securities that may be purchased upon exercise of each right;

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•the exercise price of the rights;
•the terms for changes to or adjustments in the exercise price, if any;
•whether the rights are transferable;
•the period during which the rights may be exercised and when they will expire;
•the steps required to exercise the rights;
•whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;
•whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement;
•our ability to withdraw or terminate the rights offering;
•any material United States federal income tax consequences; and
•other material terms, including terms relating to transferability, exchange, exercise or amendment of the rights.
If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

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PLAN OF DISTRIBUTION
We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:
•the name or names of any underwriters, if, and if required, any dealers or agents;
•the purchase price of the securities and the proceeds we will receive from the sale;
•any underwriting discounts and other items constituting underwriters’ compensation;
•any discounts or concessions allowed or re-allowed or paid to dealers; and
•any securities exchange or market on which the securities may be listed or traded.
We may distribute the securities from time to time in one or more transactions at:
•a fixed price or prices, which may be changed;
•market prices prevailing at the time of sale;
•prices related to such prevailing market prices; or
•negotiated prices.
Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.
We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.
If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.
We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

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We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.
We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.
Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for trading as quoted on the NASDAQ. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.
In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

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LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Arnold & Porter Kaye Scholer LLP, New York, New York. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The consolidated financial statements of HF Foods Group Inc. (the Company) as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting as of December 31, 2023.

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WHERE YOU CAN FIND MORE INFORMATION
This prospectus and any subsequent prospectus supplements do not contain all of the information in the Registration Statement. We have omitted from this prospectus some parts of the Registration Statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the Registration Statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information that we file electronically with the SEC. The SEC’s Internet site can be found at https://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our Internet site can be found at https://www.hffoodsgroup.com. Our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
We have elected to incorporate certain information by reference into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 26, 2024;
•The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2024;
•Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 10, 2024, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 9, 2024;
•Our Current Reports on Form 8-K filed with the SEC on July 5, 2024, June 28, 2024, June 10, 2024, June 10, 2024, June 5, 2024, June 4, 2024, June 3, 2024, May 6, 2024, April 25, 2024, April 12, 2024, and February 9, 2024 (other than any portions thereof deemed furnished and not filed in accordance with SEC rules); and
•The description of our common stock set forth in the Registration Statement on Form 8-A12B filed on August 8, 2017, including any amendments or reports filed for the purposes of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023.
All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement that contains this prospectus and prior to the termination of the offering (except in each case the information contained in such document to the extent “furnished” and not “filed”), shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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HF FOODS GROUP INC.
Up to $100,000,000
Common Stock

PROSPECTUS SUPPLEMENT

D.A. Davidson & Co.

Roth Capital Partners

September 25, 2025

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